UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2010

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of One Liberty Properties, Inc., held on June 14, 2010, all of the proposals presented were approved.  The proposals are described in detail in One Liberty Properties, Inc.’s definitive proxy statement, dated April 30, 2010.

Proposal 1

At the meeting, the following directors were elected for a three year term (with the votes as indicated):

	For	Authority Withheld	Broker Non-Vote
Joseph A. Amato	7,067,669	1,031,700	2,247,763
Jeffrey A. Gould	6,983,370	1,115,999	2,247,763
Matthew J. Gould	6,984,062	1,115,287	2,247,763
J. Robert Lovejoy	7,015,008	1,084,361	2,247,763

Proposal 2

At the meeting, Louis P. Karol was elected for a one year term (with the votes as indicated):

For	Authority Withheld	Broker Non-Vote
7,398,858	699,510	2,247,763

Proposal 3

At the meeting, the proposal to ratify the appointment of Ernst & Young LLP as One Liberty Properties, Inc.’s independent registered public accounting firm for the year ended December 31, 2010 was approved (with the votes as indicated):

For	Against	Abstained
9,950,362	94,004	392,766

Item 8.01	Other Events.

On June 14, 2010, One Liberty Properties, Inc. issued a press release relating to its quarterly  dividend to be paid on July 7, 2010, to stockholders of record as of June 28, 2010.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1           Press release dated June 14, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 14, 2010	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President